Exhibit 3.3

                                 State of Idaho
                                 --------------
                        Office of the Secretary of State

                     CORPORATION REINSTATEMENT CERTIFICATE

     I, BEN YSURSA, Secretary of State of the State of Idaho, do hereby i certify that GRANT DOUGLAS ACQUISITION CORP., file number C 26958, a corporation organized under the laws of the State of Idaho, was administratively dissolved on April 10, 2002, for failure to file the required annual report form by the date due.

     I FURTHER CERTIFY That the corporation has on June 26, 2003, been reinstated on the records of this office, and that its corporate powers or its rights to do business in the State of Idaho are hereby restored.


Dated: June 26, 2003

                                       Ben Ysursa
                                       SECRETARY  OF  STATE

                                   By  /s/ Monica Okelbeny
                                       --------------------

                         APPLICATION FOR REINSTATEMENT

                   To the SECRETARY OF STATE, STATE OF IDAHO

1. The name of the Idaho corporation / limited liability company applying for reinstatement following administrative dissolution or forfeiture is:

     GRANT DOUGLAS ACQUISITION CORP
     --------------------------------------------------------------------------

   2.  The date of its incorporation / organization was:   January 29, 1954
                                                             ---------------

   3. The corporation / limited liability company hereby applies for reinstatement.

   4. This application is accompanied by a current annual report, appointment of registered agent, or articles of amendment extending existence,  as  appropriate,  and  a  filing  fee  of  $30.00


Signature:  /s/ Robin Qntiveros
            ---------------------------
Capacity/Title:  President
                 ----------------------
Date    6-9-03
     -----------------------------------

(must be signed by a chairman of the board of directors or officer of the corporation/LLC)